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                             DESIGN AND CONSTRUCTION

                                 C O N T R A C T

                         REDCO, Inc. and HYDROMER, Inc.

                           for a 10,400 s.f. addition

                                       to
                               the northerly side

                                       of

                              35 Industrial Parkway
                              Branchburg, NJ 08876

                           (with revisions to 4/4/01)






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TABLE of CONTENTS:

1. CONSTRUCTION:.............................................................. 1
         EXHIBITS:............................................................ 1

2. MATERIALS/SERVICES/PERMITS:................................................ 1

3. SCHEDULE:.................................................................. 2

4. EXISTING FACILITIES/FIELD CONDITIONS:...................................... 2

5. DESIGN and CONSTRUCTION COVENANTS:......................................... 3

6. SITE SUPERVISION:.......................................................... 3

7. REPRESENTATIONS and WARRANTEE of REDCO:.................................... 3

8. FAULTY MATERIAL and/or WORKMANSHIP:........................................ 4

9. INSURANCE:................................................................. 4

10. PROPERTY RIGHTS OF MATERIAL:.............................................. 5

11. CHANGES:.................................................................. 5

12. LIENS:.................................................................... 6

13. DISPUTES:................................................................. 6

14. TERMINATION:.............................................................. 7
         a. REDCO's Termination:.............................................. 7
         b. Hydromer's Termination:........................................... 7

15. PRICE/MAXIMUM:............................................................ 8
         ALLOWANCES:.......................................................... 8

16. PAYMENT SCHEDULE:......................................................... 9

17. PARAGRAPH HEADINGS:....................................................... 9

18. ENTIRE AGREEMENT:......................................................... 9

IN WITNESS WHEREOF........................................................... 10



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This agreement made this 19 of April in the year 2001 between REDCO Engineering
& Construction Corp., a Corporation of the State of New Jersey, located at 15-17 Maiden Lane; P.O. Box 470; Bound Brook, New Jersey 08805, hereinafter referred to as "REDCO" and Hydromer, Inc., a Corporation of the State of New Jersey located at 35 Industrial Parkway, Branchburg, NJ 08876; hereinafter referred to as "Hydromer":


WITNESSETH, that REDCO and Hydromer, for and in consideration of the mutual agreements, promises, and covenants herein contained do, for themselves, their successors, heirs and assigns, hereby covenant, promise and agree to and with each other as follows:


1. CONSTRUCTION:
REDCO shall and will, for the consideration hereinafter mentioned, well and sufficiently erect and finish the building described in the proposal dated June 14, 2000 and shown on site plan drawing delivered with this proposal by REDCO hereby made a part hereof, on the premises of Hydromer on Block 3.04, Lot 17 , on Industrial Parkway in Branchburg, NJ.
The parties agree that the following documents are made a part of this
Agreement:
         EXHIBITS:
         a. A proposal dated June 14, 2000 attached as Exhibit A
         b. A Breakdown of Costs and Allowances is attached as Exhibit B
         c. A Concept plan revised 6/14/2000 is incorporated herein as Exhibit C
         d. A Drawing dated 10/13/00 revision 2/15/2001 submitted to the Branchburg Planning Board is incorporated herein as Exhibit D
         e. A resolution approved by the Branchburg Planning Board with a affirmative vote on March 13, 2001 and an approval on March 27, 2001 is attached hereto as Exhibit E.

2. MATERIALS/SERVICES/PERMITS:
REDCO will supply all material and labor for the construction of the said building and exterior work as shown on the drawings and as described in the proposal, excluding;

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DESIGN and CONSTRUCTION CONTRACT                                         Page-2
REDCO, Inc. and Hydromer, Inc.
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any items unique to the requirements of Hydromer or Hydromer's trade or business. All permits, licenses, inspections, public utility services or connections, lot and location surveys, topographic surveys, wet lands or soils investigations, wiring for telephone cable TV or computers, furniture, machines, racks, and lockers, shall be procured by Hydromer at Hydromer's expense.
3. SCHEDULE:
REDCO will use its best efforts to substantially complete the construction within four (4) months of the receipt of the Building Permit. Days on which weather conditions, failure of government officers to make necessary inspections, activities of Hydromer or other parties at the site, strikes, transportation delays, or other conditions over which REDCO has no control, and render progress impossible shall be excluded from the time provided herein. REDCO acknowledges that the building being constructed will house Hydromer's existing operation now located at 35 Columbia Road, Branchburg, NJ ("Chemical Mixing") and has been informed that the lease on Chemical Mixing expires on August 31, 2001. REDCO agrees to use irs best effort to finish the construction on or before August 1, 2001.
4. EXISTING FACILITIES/FIELD CONDITIONS:
The parties assume that any existing sewer, water, drainage, electrical or other existing facilities or other structures to which this building is to be connected are in proper working order and condition, and this contract does not include the replacement of or repair of such existing facilities or structures except to the extent that normally would be required for the making of such connections.
5. DESIGN and CONSTRUCTION COVENANTS:
Design of the structural steel will be in accordance with the AISC
Specifications;



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DESIGN and CONSTRUCTION CONTRACT                                          Page-3
REDCO, Inc. and Hydromer, Inc.
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Concrete in accordance with the ACI Code; and the overall design and layout will be in accordance with the New Jersey State Building Code. Where local codes require higher standards, they will apply; but issuance of a local building permit will constitute conclusive proof as between the parties hereto that the drawings and specifications comply fully with all codes and standards.
6. SITE SUPERVISION:
REDCO will establish and maintain their own supervision on the job site and shall adequately protect the work, adjacent property, and the public and shall be responsible for any damage or injury due to its act or neglect. REDCO shall keep the premises free from accumulation of waste material and rubbish and, at the completion of the work, shall remove from the premises all rubbish,implements and surplus material and leave the building broom-clean.
REDCO shall permit and facilitate observation of the work by Hydromer and Hydromer's agent and public authorities.
7. REPRESENTATIONS and WARRANTEE of REDCO:
REDCO represents and warrants to Hydromer that all equipment and materials used in the work, and made part of the structure thereon, or placed permanently in connection therewith, will be new, of good quality, free of defects, and in conformity with this document, its exhibits and local, regional, state and national building codes. It is understood between the parties hereto that all equipment and materials not so in conformity are defective.
8. FAULTY MATERIAL and/or WORKMANSHIP:
REDCO shall re-execute any work that fails to conform to the requirements of this Agreement and local, regional, state and/or national building codes that appears during the progress of the work and shall remedy any defects due to faulty materials or

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DESIGN and CONSTRUCTION CONTRACT                                          Page-4
REDCO, Inc. and Hydromer, Inc.
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workmanship which appear and are reported to REDCO within
one (1) year from the date of completion of the Contract or occupancy of the building, whichever is first.
9. INSURANCE:
Hydromer shall purchase and maintain Builders Risk insurance upon the entire project for the full cost of replacement as of the time of any loss. This insurance shall include the name of Hydromer, REDCO, and all of their subcontractors and subs of subs as respective interest may appear. Hydromer will increase limits of coverage, if necessary, to reflect estimated replacement cost. Hydromer will be responsible for any co-insurance penalties or deductibles. Such Builders Risk insurance will not cover REDCO and its subcontractors and subs of subs who shall be responsible for all loss to or damage to material, equipment, tools, temporary structures or equipment belonging to or rented by REDCO or any subcontractor or subs of subs. REDCO shall be named as co-insured on the Builders Risk policy carried by Hydromer. REDCO shall maintain Workmen's Compensation and employer"s liability insurance. REDCO shall also maintain general contractor's liability insurance for not less than $1,000,000.00 per occurrence, $2,000,000.00 general aggregate, and an umbrella of $2,000,00.00. Certificates of insurance shall be filed with Hydromer.
10. PROPERTY RIGHTS OF MATERIAL:
All work and materials delivered on the premises to form part of the work, whether actually incorporated therein of not, are to be considered the property of REDCO until the same shall have been paid for in accordance with the terms of this Contract. REDCO shall have free access at all reasonable times to such material and to the said work until the same shall be fully paid for as provided in this Contract.
11. CHANGES:
The Branchburg Planning Board and/or Hydromer may order changes in the work, the

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DESIGN and CONSTRUCTION CONTRACT                                          Page-5
REDCO, Inc. and Hydromer, Inc.
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Contract Price being adjusted accordingly, provided that all such orders and agreements for extra moneys shall be in writing AND THE WRITING SIGNED BY REDCO AND ONLY THE PRESIDENT OF HYDROMER. Any other changes, except for the extra fire suppression requirements in the two hazardous areas (defined as the 20 x 20 solvent storage area at the SW corner of the addition and the 15 x 50 solvent mixing area located on the north wall of the addition) (especially to conform to building codes) are done at the sole expense of REDCO. The parties agree that any change required to that is not related to the operation of Hydromer, but required by any governmental agency, local, regional, state or national building codes shall be done at the expense of REDCO except for such additional fire suppression requirements in the two hazardous areas for which there has been an allowance made of $35,000. 12. LIENS:
In the event of any mechanic's or materialmen's liens, or stop notices shall be filed and/or served upon Hydromer, whether or not the same shall be legally effective to constitute liens against the premises or against sums due from Hydromer to REDCO, Hydromer shall have the right to withhold from the payments provided for under Paragraph 16 an amount equal to 150% of the sum claimed under such notices until REDCO shall supply discharges, subordination or releases of the same. Prior to final payment being made, REDCO shall supply to Hydromer a general release and a discharge of record of this Contract.
13. DISPUTES:
All claims or disputes arising out of this Contract or the breach thereof shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise.

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DESIGN and CONSTRUCTION CONTRACT                                          Page-6
REDCO, Inc. and Hydromer, Inc.
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Notice of the demand for arbitration shall be filed in writing with the other party to the Contract and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen.
14. TERMINATION:
         a. REDCO's Termination: REDCO may, on thirty (30) days written notice to Hydromer, terminate this agreement before the termination date hereof when for a period of thirty (30) after a progress payment is due, through no fault of REDCO, Hydromer fails to make payment on an undisputed invoice from REDCO. REDCO may, on thirty (30) days written notice to Hydromer, terminate this agreement if the work is stopped for ninety (90) days by order of any court, public authority or act of government through no fault or action of REDCO. Any and all failures by REDCO to design and construct the building pursuant to this Agreement, its Exhibits and local, regional, state and/or national building codes shall be deemed a fault of REDCO except for any extra fire suppression requirements in the two hazardous areas. On such termination, REDCO may recover from Hydromer payment for all work completed and for any loss sustained by it for materials, equipment, tools or machinery to the extent of actual loss there on plus loss of a reasonable profit providing it can prove such loss and damage.
         b. Hydromer's Termination: Hydromer may, on thirty (30) days written notice to REDCO, terminate this contract before the termination date hereof when REDCO defaults in performance of any provision herein, or fails to carry out the construction in accordance with the provisions of the contract documents. On such termination, Hydromer may take possession of the work site and all
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DESIGN and CONSTRUCTION CONTRACT                                          Page-7
REDCO, Inc. and Hydromer, Inc.

         materials, equipment, tools and machinery thereon and finish the work in whatever way it deems expedient. If the unpaid balance on the contract sum at the time of such termination exceeds the expense of finishing the work, Hydromer shall pay such excess to REDCO. If the expense of finishing the work exceeds the unpaid balance at the time of termination, REDCO agrees to pay the difference to Hydromer. On such a default by REDCO, Hydromer may elect not to terminate the contract and may make good the deficiency of which the default consists and deduct the cost from the progress payment due or to become due to REDCO.
15. PRICE/MAXIMUM:
Hydromer hereby covenants, promises and agrees that Hydromer shall and will in consideration of the covenants and agreements being performed by REDCO as specified, well and truly pay or cause to be paid unto REDCO the sum not to exceed SEVEN HUNDRED and SIXTY FIVE ($765,000.00) plus allowances IF APPLICABLE:
         ALLOWANCES:
         a. up to $10,000 for clean fill
         b. up to $15,000 for drainage piping from building to drainage easement west of driveway (drawing submitted to planning board has 75 feet to a point east of driveway.
         c. up to $5,000 for landscaping pursuant to requirement of Branchburg Planning Board
         d. up to $35,000 for extra fire suppression systems in the two hazardous areas over local building codes SOLELY BECAUSE Hydromer has two areas containing flammable chemicals.
         e. up to $30,000 for a new front glass entrance Atrium including revising
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DESIGN and CONSTRUCTION CONTRACT                                          Page-8
REDCO, Inc. and Hydromer, Inc.

         handicap walkway as needed.
16. PAYMENT SCHEDULE:
         Upon signing of this Contract               $ 30,000
         Upon presentation of invoices for materials delivered and work completed and invoiced pursuant to Exhibit B (except for allowances). Undisputed invoices to be paid within 10 days of receipt. The total of invoices (excluding allowances) shall not exceed $735,000 plus any extra work approved in accordance with Section 11.
         Allowances shall be paid upon completion pursuant to Exhibit B, unless such work is undertaken or caused to be undertaken by Hydromer.
17. PARAGRAPH HEADINGS:
The paragraph headings are included solely for the convince of the parties and are not intended to effect the rights and duties of either party.
18. ENTIRE AGREEMENT:
This document, its exhibits and the local, regional, state and national building codes constitute the entire Agreement and all other writings dated prior to the date of execution are deemed merged into this Agreement.


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DESIGN and CONSTRUCTION CONTRACT                                          Page-9
REDCO, Inc. and Hydromer, Inc.



IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, or caused these presents to be signed by their corporate officers and caused their proper corporate seals to be hereto affixed, the day and year first mentioned above.


Hydromer, Inc.


by:/s/ Manfred F. Dyck
   --------------------------------------
       Manfred F. Dyck, CEO and President

REDCO Engineering & Construction Corp.

by:/s/ Gregory J. Redington
   --------------------------------------
       Gregory J. Redington, President

date:




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Exhibit A
Proposal Dated June 14, 2000



Exhibit B
Breakdown of Costs and analysis Dated October 1, 2000 revised 4/4/1



Exhibit C



Concept plan originally dated 3/28/00, 3rd revision dated 6/14/2000



Exhibit D



Submission to planning Board for 3/13/2001 hearing with all engineering analysis.



Exhibit E



Resolution of Branchburg Planning Board
It is intended by the parties that any conditions placed on the approval by the Branchburg Planning Board are deemed extras pursuant to section 11.